Exhibit 4.8.3
THIRD AMENDMENT TO WARRANT
     THIRD AMENDMENT dated effective as of December 29, 2009 (this “Amendment”), between DRI CORPORATION, a North Carolina corporation (“DRI”), and BHC INTERIM FUNDING III, L.P. (“Holder”) to that certain Warrant dated as of June 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Warrant”).
     WHEREAS, DRI sold the Warrant to Holder, in which Holder purchased certain Capital Stock of DRI in connection with that certain Loan and Security Agreement dated as of June 30, 2008, among DRI, Digital Recorders Inc., a North Carolina corporation, TwinVision of North America, Inc., a North Carolina corporation, and Holder, as lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used without further definition herein shall have the respective meanings set forth in the Loan Agreement and the Loan Documents;
     WHEREAS, in consideration of and as a condition precedent to that certain Fifth Amendment to the Loan and Security Agreement dated as of the date hereof, DRI and Holder have agreed to amend the Warrant on the terms and subject to satisfaction of the conditions contained herein.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Amendment to Warrant.
          (a) Paragraph (A). Paragraph (A) of the Warrant is hereby deleted in its entirety and the following is hereby substituted therefor:
     THIS IS TO CERTIFY THAT, for value received, BHC INTERIM FUNDING III, L.P., a Delaware limited partnership, or its registered assigns, (the “Holder”) is entitled to purchase from DRI CORPORATION, a North Carolina corporation (the “Company”), at any time on or after the date hereof and before 5:00 p.m. (New York time) on June 30, 2013, (i) Two Hundred Thousand (200,000) fully paid and non-assessable shares of the Company’s common stock, $0.10 par value per share (the “A Common Stock”) at a price (the “A Exercise Price”) equal to $1.00 per share, and (ii) One Hundred Fifty Thousand (150,000) fully paid and non-assessable shares of the Company’s common stock, $0.10 par value per share (the “B Common Stock” and, together with the A Common Stock, the “Common Stock”) at a price (the “B Exercise Price” and, together with the A Exercise Price, the “Exercise Price”) equal to $1.75 per share, payable as provided below and subject to adjustment pursuant to Article III hereof. The shares of Common Stock issuable upon exercise of this Warrant are herein called the “Warrant Shares.”

     Section 2. Representations and Warranties by DRI. DRI warrants and represents to Holder that:
          (a) all of the representations and warranties contained in the Warrant and each other Loan Document to which DRI is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are expressly made only as of a previous date;
          (b) the execution, delivery and performance of this Amendment by DRI is within its corporate powers, has been duly authorized by all necessary corporate action on its part, and DRI has received all necessary consents and approvals (if any are required) for the execution and delivery of this Amendment;
          (c) the Organizational Documents of DRI previously delivered to Holder by DRI have not been amended or modified in any respect as of the date hereof;
          (d) upon its execution, this Amendment shall constitute the legal, valid and binding obligation of DRI, enforceable against DRI in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
          (e) except as set forth herein or as DRI or its representatives shall have notified Holder of in writing, DRI is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound which could have a Material Adverse Effect;
          (f) neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to DRI, (ii) cause a violation by DRI of any order or decree of any court or government instrumentality applicable to them, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which DRI is a party or by which it may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any property of DRI, except in favor of Holder, to secure the Obligations;
          (g) no Default or Event of Default has occurred and is continuing;
          (h) since the date of the Loan Parties’ most recent financial statements delivered to Holder, no change or event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect; and
          (i) this Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.
     Section 3. Miscellaneous.
          (a) This Amendment shall become effective on the date on which Lender shall have received this Amendment duly executed by DRI and Lender shall have received an amendment fee in the amount of $5,000.
          (b) The provisions of this Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.
          (c) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.
          (d) This Amendment is a Loan Document.
          (e) The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.
          (f) THIS AMENDMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
          (g) DRI FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO HOLDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE LITIGATED IN SUCH COURTS. DRI FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AMENDMENT. DRI FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS AS SET FORTH IN SECTION 8.6

OF THE LOAN AGREEMENT OR AS MOST RECENTLY NOTIFIED BY SUCH PERSON IN WRITING PURSUANT TO SECTION 8.6 OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.
          (h) DRI FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT. DRI FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND HOLDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
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     Dated effective as of the date and year first written above.

DRI CORPORATION
By:	/s/ David L. Turney
David L. Turney
CEO, President and Chairman

Accepted as of the day and year first above written:
BHC INTERIM FUNDING III, L.P.
By: BHC Interim Funding Management III, L.P., its General Partner
By: BHC Investors III, L.L.C., its Managing Member
By: GHH Holdings III, L.L.C.

By:	/s/ Gerald H. Houghton
Gerald H. Houghton
Managing Member

SIGNATURE PAGE TO SECOND AMENDMENT TO WARRANT